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                                                                   EXHIBIT 23(c)

                CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS (ISRAEL)


          As independent public accountants of PC Etcetera Israel Ltd., we hereby consent to the incorporation in this registration statement (File No. 33-93842) of our report dated February 28, 1995, in respect of the financial statements of PC Etcetera Israel Ltd. as of December 31, 1994, included in PC Etcetera, Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

           We draw attention to Note 16 of the financial statements of PC Etcetera Inc as of December 31, 1995, included in Form 10-KSB, wherein it is stated that PC Etcetera, Inc decided to cease operations of PC Etcetera Israel Ltd. effective March 31, 1996.


                                        LUBOSHITZ KASIERER & CO.
                                        Certified Public Accountants (Israel)

Tel Aviv, Israel
June 14, 1996